UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 30, 2008 (October 24, 2008)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane
Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement.

As previously disclosed in EGPI Firecreek, Inc.’s (“EGPI” or the “Company”) filings with the U.S. Securities and Exchange Commission, the Company has entered into, and issued, various debenture and note agreements (the “Loan Documents”) with Dutchess Private Equities Fund Ltd, (“Dutchess”), successor in interest to Dutchess Private Equities Fund LP and Dutchess Private Equities Fund II, LP. The Company and Dutchess have also entered into that certain Security Agreement, dated March 27, 2007, as amended, providing for, among other things, Dutchess’ rights and remedies with respect to certain of the Company’s assets.

On October 24, 2008, the Company received a default notice (“Default Notice”) pursuant to the Loan Documents stating that the Company is in default of their obligations to Dutchess, including, but not limited to, failure to pay interest and principal when due. Further, pursuant to the Default Notice, Dutchess gave notice that it is exercising its right to increase the aggregate face amount of the obligations owing under the Loan Documents by ten percent (10%) for each instance of default. Accordingly, Dutchess accelerated and declared outstanding all unpaid principal, accrued interest, liquidated damages, and any other costs and expenses to be immediately due and payable in full. The aggregate amount owed to Dutchess, as provided in the Default Notice, is $9,304,962; such amount is to be paid within five (5) days of the Default Notice. Moreover, as stated in the Default Notice, Dutchess reserved the right to pursue any and all available legal remedies for any failure to pay any amount due to Dutchess.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2008, unauthorized payments of a material nature were made by the Company’s Treasurer Ms. Melvena Alexander, to herself, and her son, Mr. Dennis Alexander, the Company’s Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer, and others. On October 26, 2008, the Company received the resignation of Mr. Alexander from all positions he held at the Company or any of its subsidiaries, including Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer. Mr. Alexander’s resignation letter did not reference any disagreement with the Company on any matter relating to the Company’s operations, policies and practices. On October 26, 2008, Ms. Alexander resigned from her positions with the Company, including Treasurer and Corporate Secretary. Notwithstanding, the Company, through its board of directors, is currently investigating these unauthorized payments and the circumstances surrounding the resignations of Mr. Alexander and Ms. Alexander. The Company also plans to investigate other questionable cash transactions made by Mr. Alexander and Ms. Alexander during their tenure with the Company. The Company has notified law enforcement authorities and is currently pursuing legal action against Mr. Alexander and Ms. Alexander, for the return of the funds and for potential violations of their fiduciary duties to the Company.

The Company is currently seeking a qualified individual to fill the vacancies created by these recent resignations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 30, 2008

EGPI FIRECREEK, Inc.

/s/ Doug Leighton	Director
Doug Leighton

/s/ Michael Novielli	Director
Michael Novielli

/s/ Theodore Smith	Director
Theodore Smith

/s/ Douglas D’Agata	Director
Douglas D’Agata